Exhibit 99.16(b)

CERTIFICATE OF SECRETARY

The undersigned Secretary for Aberdeen Funds (the “Trust”) hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution on December 12, 2007:

RESOLVED, that the Powers of Attorney, substantially in the forms presented to this Board, appointing William Baltrus, Vincent Esposito, Joseph Malone, Jennifer Nichols and Lucia Sitar as attorneys-in-fact for the purpose of filing Registration Statements on Form N-1A and Form N-14 (to be used in connection with the Nationwide Mutual Funds reorganization) and any amendments thereto with the SEC for the Trust by execution of such documents on behalf of each Trustee and certain designated officers of the Trust, are hereby approved, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Trustee and designated officer is hereby authorized and approved.

Dated: February 8, 2008

/s/ Lucia Sitar
Lucia Sitar
Secretary